SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549

                           FORM S-8

                     REGISTRATION STATEMENT
                UNDER THE SECURITIES ACT OF 1933

                     LA-Z-BOY CHAIR COMPANY
  (Exact name of registrant as specified in its charter)


       MICHIGAN                            38-0751137
(State or other jurisdiction of         (I.R.S. Employer
incorporation or organization)         Identification No.)


       1284 N. Telegraph Road, Monroe, Michigan 48162,
                     (313) 242-1444
(Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                   LA-Z-BOY CHAIR COMPANY
               MATCHED RETIREMENT SAVINGS PLAN
                  (Full title of the plan)

                        GENE M. HARDY
                    Secretary and Treasurer
                    La-Z-Boy Chair Company
                    1284 N. Telegraph Road
                    Monroe, Michigan  48162
                        (313) 242-1444
(Name, Address, Including zip code, and telephone number,
including area code, of agent for service)
- ----------------------------------------------------------
                            Copy to:
                      KAREN A. McCOY, ESQ.
          Miller, Canfield, Paddock and Stone, P.L.C.
                       150 West Jefferson
                    Detroit, Michigan  48226
                          (313) 963-6420

                  CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------
Title of each class of                   Common Stock, $1.00
securities to be registered(1)           par value

Amount to be Registered                  1,500,000 shares

Proposed maximum offering
price per share (2)                      $29.8125

Proposed maximum aggregate
offering price (2)                       $44,718,750

Amount of registration fee               $15,420.26
- -----------------------------------------------------------

     (1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
     (2)  Pursuant to Rule 457(h)(1) under the Securities
Act, the offering price is based upon the average high and low sales prices of the Common Stock on the New York Stock
Exchange on May 1, 1996.


                          PART II

          INFORMATION REQUIRED IN THE REGISTRATION
                         STATEMENT


     As permitted by General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 relating to the La-Z-Boy Chair Company Matched Retirement Savings
Plan which was filed by registrant with the Commission in 1992 (Commission File No. 33-50318) are incorporated herein by reference.



Item 8.  Exhibits.

     The following exhibits are furnished with this
Registration Statement:
Exhibit No.	                         Description

      (4)(a)             --    Amendment and Restatement of
                               the La-Z-Boy Chair Company
                               Matched Retirement Savings
                               Plan, as amended March 2,
                               1995

      (4)(b)            --    April 1996 Amendment to the
                              La-Z-Boy Chair Company
                              Matched Retirement Savings
                              Plan, dated April 24, 1996

      (4)(c)            --    Trust Agreement between the
                              Registrant and Society
                              National Bank (Filed as
                              Exhibit (4)(b) to
                              Registrant's Report on Form
                              8-K dated December 2, 1993
                              (File number 0-5091) and
                              incorporated herein by
                              reference)

      (5)(a)            --    Opinion and consent of
                              Miller, Canfield, Paddock and
                              Stone, P.L.C.

      (5)(b)            --    Internal Revenue Service
                              Determination Letter, dated
                              July 6, 1995

      (23)(a)           --    Consent of Miller, Canfield,
                              Paddock and Stone, P.L.C.
                              (contained in Exhibit (5)(a))

      (23)(b)           --    Consent of Price Waterhouse

                        SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroe, State of Michigan, on April 29, 1996.




                               LA-Z-BOY CHAIR COMPANY


                               By   \s\ Charles T. Knabusch
                                    Charles T. Knabusch
                                    Chairman and President



	Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint Charles T.Knabusch, Frederick H. Jackson and Gene
M. Hardy and each of them severally, his true and lawful attorney to execute in his or her name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement and post effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.


Signatures                     Title                Date

\s\Charles T. Knabusch  Chairman and President Apr 29, 1996
Charles T. Knabusch

\s\Frederick H. Jackson  Vice President Finance
Frederick H. Jackson     (principal financial
                         officer) and Director Apr 29, 1996

\s\Gene M. Hardy       Secretary and
Gene M. Hardy          Treasurer (principal
                       accounting officer)
                       and Director            Apr 29, 1996

\s\Warren W. Gruber    Director                Apr 29, 1996
Warren W. Gruber

\s\David K. Hehl       Director                Apr 29, 1996
David K. Hehl

James W. Johnston      Director


\s\Rocque E. Lipford   Director                Apr 29, 1996
Rocque E. Lipford

\s\Patrick H. Norton   Director                Apr 29, 1996
Patrick H. Norton

\s\Edwin J. Shoemaker  Director                Apr 29, 1996
Edwin J. Shoemaker

\s\Lorne G. Stevens    Director                Apr 29, 1996
Lorne G. Stevens

\s\John F. Weaver      Director                Apr 29, 1996
John F. Weaver


     The Plan. Pursuant to the requirements of the Securities Act of 1933, the La-Z-Boy Chair Company Central
Board ofBenefit Administration (the Plan Administrator of the La-Z Boy Chair Company Matched Retirement Savings Plan) has caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Monroe, State of Michigan, on April 30, 1996.

                            LA-Z-BOY CHAIR COMPANY
                            MATCHED RETIREMENT SAVINGS PLAN

                            By:  \s\Gene M. Hardy
                                 Gene M. Hardy,Chairman
                                 La-Z-Boy Chair Company
                                 Central Board of Benefit
                                 Administration



                      EXHIBIT INDEX


Exhibit No.              Description


(4)(a)            --    Amendment and Restatement of the
                        La-Z-Boy Chair Company Matched
                        Retirement Savings Plan, as amended
                        March 2, 1995

(4)(b)            --    April 1996 Amendment to the
                        La-Z-Boy Chair Company Matched
                        Retirement Savings Plan, dated
                        April 24, 1996

(5)(a)            --    Opinion and consent of Miller,
                        Canfield, Paddock and Stone, P.L.C.
(5)(b)            --    Internal Revenue Service
                        Determination Letter, dated July 6,
                        1995

(23)(b)           --    Consent of Price Waterhouse